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                                                                   EXHIBIT 99(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2004, relating to the financial statements and financial highlights, which appears in the December 31, 2003 Annual Report to Shareholders of JPMorgan Multi-Manager Small Cap Growth Fund and JPMorgan Multi-Manager Small Cap Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
April 26, 2004